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SOUTHFIRST BANCSHARES, INC. ANNOUNCES SETTLEMENT AGREEMENT BETWEEN FIRST FEDERAL
OF THE SOUTH AND FORMER DIRECTOR AND OTHERS

SYLACAUGA, Ala.--(Business Wire)--July 2, 2002--SouthFirst Bancshares, Inc. (AMEX: "SZB") (the "Company") announced that First Federal of the South, a federally-chartered, stock savings association and a wholly-owned subsidiary of the Company ("First Federal"), has entered into a settlement agreement (the "Settlement Agreement") with Charles R. Vawter, Jr., a former director of the Company and First Federal, Charles R. Vawter, Sr., Vawter Properties & Resources, LP, Angela H. Vawter and Automatic Gas & Appliance Co., Inc. (each a "Released Party," and, collectively, the "Released Parties").

The Settlement Agreement was executed by all of the Released Parties on June 28, 2002 (the "Effective Date") and, thereby, pursuant to its terms, has effected a settlement of the civil lawsuit filed by First Federal in the Circuit Court of Talladega County, Alabama, against certain of the Released Parties (First Federal of the South v. Charles R. Vawter, Jr., Vawter Properties & Resources, LP, Angela H. Vawter and Automatic Gas & Appliance Co., Civil Action No. CV-2001-0722) (the "Litigation"). The Settlement Agreement has been entered into by First Federal and the Released Parties in order to avoid expensive and time-consuming litigation and appeals.

As a result of the Settlement Agreement, and the Promissory Note (defined below) issued in conjunction therewith, management intends to reclassify, from "loss" to "doubtful," the defaulted loan that was the subject of the Litigation. Management, however, does not anticipate that the reclassification of the defaulted loan will result in a material increase in net pre-tax income of the Company for the third fiscal quarter (ended June 30, 2002), due to the expenses incurred by First Federal during the third quarter, related to the Litigation and to the implementation of the Supervisory Agreement between First Federal and the Office of Thrift Supervision (details of which were disclosed in the Company's Form 8-K filed with the Securities and Exchange Commission on March 29, 2002). Further, because of the contingencies related to the performance of the Settlement Agreement by the Released Parties, including the actual payment of the Settlement Amount (defined below) by the released Parties, management cannot, at this time, forecast the effects of the Settlement Agreement on earnings of the Company for the fiscal year ending September 30, 2002.

Material terms of the Settlement Agreement include the following:

The amount to be paid by the Released Parties under the Settlement Agreement, which amount may be determined and paid at any time within sixty (60) days of the Effective Date, will be comprised of the sum of four amounts (the "Settlement Amount"): the principal payoff amount (approximately $647,270); accrued interest in the amount of $12,384.01 (reflecting interest due on the principal payoff amount before November 9, 2001), and interest due in the amount of $106.40 per day, between November 9, 2001 and the date on which the principal payoff amount is paid; the late fee (ranging from $1,323.32 to $1,642.52, depending upon the date on which the principal payoff amount is paid); and general damages in the amount of $70,000.

Each Released Party, except Charles R. Vawter, Sr. (who is not a named defendant in the Litigation), has executed a separate consent judgment, whereby each has consented to the entry

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of a judgment in the Litigation, against that Released Party, and in favor of
First Federal, for $761,000 (collectively, the "Consent Judgments"). First Federal has agreed that it will not file any of the executed Consent Judgments, if the Settlement Amount is paid according to the terms of the Settlement Agreement.

In addition, Automatic Gas & Appliance Co., Inc. has issued a promissory note to First Federal, in the principal amount of $761,000 (the "Promissory Note"), which Promissory Note will provide additional assurance that the Released Parties will perform their obligations under the Settlement Agreement. The payment of the Promissory Note has been unconditionally and personally guaranteed (the "Personal Guarantees") by each of the Released Parties, except Automatic Gas & Appliance Co., Inc., the issuer of the Promissory Note.

Generally, the obligations of the Released Parties under the Settlement Agreement will be fulfilled, if the Settlement Amount is paid to First Federal within sixty (60) days of the Effective Date, and if none of the Released Parties which provide payment of the Settlement Amount become a debtor in any bankruptcy or reorganization proceeding, within ninety-one (91) days after full payment of the Settlement Amount.

Further, if the obligations of the Released Parties under the Settlement Agreement are fulfilled, the following shall occur: (1) the Promissory Note shall be deemed and marked as fully satisfied; (2) the Personal Guarantees shall be deemed and marked as fully satisfied; (3) First Federal will destroy the unfiled Consent Judgments; (4) First Federal will file a dismissal of the Litigation; and (5) First Federal will release each Released Party from claims made in the Litigation as well as claims against any Released Party about which First Federal was aware on the Effective Date (provided, however, that notes and/or mortgages of any Released Party with First Federal, other than the note which is a subject of the Litigation, shall not be affected by the Settlement Agreement, and further provided that, notwithstanding anything contrary to the terms of the Settlement Agreement, all obligations of the Released Parties to First Federal will be reinstated if, for any reason, any payment by the Released Parties to First Federal is rescinded or must be restored by First Federal).

If the Released Parties fail to pay the Settlement Amount within sixty (60) days of the Effective Date, or if any one of the Released Parties which has provided payment of the Settlement Amount becomes a debtor in any bankruptcy or reorganization proceeding, within ninety-one (91) days after the full payment of the Settlement Amount, First Federal will be entitled to take any or all of the following actions: (1) file in the Litigation any or all of the Consent Judgments, and seek collection under any such judgments; (2) pursue all legal remedies available to it under the Promissory Note; (3) pursue all legal remedies available to it on the Personal Guarantees; and (4) pursue any additional claims or remedies presented in the Litigation.

The Released Parties, pursuant to the Settlement Agreement, have released First Federal from any and all past, present or future claims of any nature which any of the Released Parties have or may have, whether known or unknown, against First Federal. The Released Parties have also acknowledged that state, federal or other regulators may have jurisdiction over the subject matter of the Litigation and that any action by such regulator will have no effect upon the obligations of the Released Parties under the Settlement Agreement.

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The foregoing information does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement attached as an Exhibit to the Company's Form 8-K filed with the Securities and Exchange Commission on July 2, 2002.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

Certain statements in the release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which statements can generally be identified by the use of forward-looking terminology, such as "may," "will," "expect," "estimate," "anticipate," "believe," "target," "plan," "project," "continue," or the negatives thereof, or other variations thereon or similar terminology, and are made on the basis of management's plans and current analyses of the Company, its business and the industry as a whole. These forward-looking statements are subject to risks and uncertainties, including, but not limited to, economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. The above factors, in some cases, have affected, and in the future could affect, the Company's financial performance and could cause actual results for 2002 and beyond to differ materially from those expressed or implied in such forward-looking statements, even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

Contact:
         SouthFirst Bancshares, Inc.
         Joe K. McArthur, Chief Executive Officer or
         Sandra H. Stephens, Executive VP/Chief Operating Officer,
         (256) 245-4365